Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate November 1, 2023	Brandon J. Haspett Investor Relations 716-857-7697	Timothy J. Silverstein Treasurer 716-857-6987

NATIONAL FUEL REPORTS FOURTH QUARTER
AND FULL YEAR FISCAL 2023 EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the three months and fiscal year ended September 30, 2023.

FISCAL 2023 FOURTH QUARTER SUMMARY
•GAAP net income of $73.7 million, or $0.80 per share, compared to GAAP net income of $158.1 million, or $1.71 per share, in the prior year.
•Adjusted operating results of $72.2 million, or $0.78 per share, compared to $109.3 million, or $1.19 per share, in the prior year (see non-GAAP reconciliation on page 2 for fourth quarter and fiscal 2023).
•Both E&P segment net production and Gathering segment revenue increased by 7% versus the prior year, driven by continued strong operational execution in Appalachia.
•Supply Corporation entered into a precedent agreement with Seneca for its Tioga Pathway Project, which is an estimated $90 million modernization and expansion project that will add 190,000 Dth per day of firm transportation takeaway capacity from northwest Tioga County, Pennsylvania.

FISCAL 2023 HIGHLIGHTS
•Generated consolidated net cash provided by operating activities of $1.24 billion for fiscal 2023, with free cash flow of $275 million (see non-GAAP reconciliation on page 27 for fiscal 2023).
•Increased the shareholder dividend for the 53rd consecutive year to an annual rate of $1.98 per share, an increase of 4.2%, continuing the Company’s long history of consistently returning capital to shareholders.
•Distribution Corporation settled a rate proceeding in Pennsylvania, which will increase annual base rate delivery revenues by $23 million.
•Seneca Resources bolstered its deep inventory of highly economic development locations in its Eastern Development Area with the acquisition of approximately 39,000 net acres in Tioga and Lycoming counties.
•NFG Midstream achieved certification of 100% of its assets under Equitable Origin’s EO100TM Standard for Responsible Energy Development, becoming the first gathering or midstream company to receive this ESG-focused certification.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “Despite the headwinds of lower natural gas prices in fiscal 2023, National Fuel delivered strong results, both financially and operationally. As we move into fiscal 2024, the combination of a strong outlook for long-term growth in our regulated businesses, increasing capital efficiency in our non-regulated operations, and expectations of improving natural gas price realizations position us well to deliver long-term value to our shareholders.”

Page 2.

RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
(in thousands except per share amounts)	2023	2022	2023	2022
Reported GAAP Earnings	$73,677	$158,143	$476,866	$566,021
Items impacting comparability:
Unrealized (gain) loss on derivative asset (E&P)	(2,803)	4,395	899	4,395
Tax impact of unrealized (gain) loss on derivative asset	775	(1,203)	(240)	(1,203)
Unrealized (gain) loss on other investments (Corporate / All Other)	719	1,532	(913)	11,625
Tax impact of unrealized (gain) loss on other investments	(151)	(322)	192	(2,441)
Reversal of deferred tax valuation allowance	—	(24,850)	—	(24,850)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	—	(28,406)	—	(28,406)
Items impacting comparability from West Coast asset sale (E&P) (1)	—	—	—	41,589
Tax impact of items impacting comparability from West Coast asset sale (1)	—	—	—	(10,533)
Reduction of other post-retirement regulatory liability (Utility)	—	—	—	(18,533)
Tax impact of reduction of other post-retirement regulatory liability	—	—	—	3,892
Adjusted Operating Results	$72,217	$109,289	$476,804	$541,556

Reported GAAP Earnings Per Share	$0.80	$1.71	$5.17	$6.15
Items impacting comparability:
Unrealized (gain) loss on derivative asset, net of tax (E&P)	(0.02)	0.03	0.01	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.01	0.01	(0.01)	0.10
Reversal of deferred tax valuation allowance	—	(0.27)	—	(0.27)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	—	(0.31)	—	(0.31)
Items impacting comparability from West Coast asset sale, net of tax (E&P) (1)	—	—	—	0.34
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	—	(0.16)
Rounding	(0.01)	0.02	—	—
Adjusted Operating Results Per Share	$0.78	$1.19	$5.17	$5.88

(1) Refer to non-GAAP reconciliation on page 24 for a separate breakout of items impacting comparability from the West Coast asset sale.

FISCAL 2024 GUIDANCE UPDATE

National Fuel is revising its fiscal 2024 earnings guidance to reflect updated forecast assumptions and projections since the Company’s preliminary guidance range was announced in August 2023. The Company is now projecting that earnings will be within the range of $5.40 to $5.90 per share, an increase of 9% from the Company’s 2023 adjusted operating results at the midpoint of the updated 2024 guidance range.

Consistent with preliminary guidance, the Company is assuming that NYMEX natural gas prices will average $3.25 per MMBtu for the fiscal year. For guidance purposes, the Company’s updated natural gas price projections approximate the current NYMEX forward curve and consider the impact of local sales point differentials and new physical firm sales, transportation, and financial hedge contracts.

Seneca currently has firm sales contracts in place for approximately 89% of its projected fiscal 2024 Appalachian production, limiting its exposure to in-basin markets. Approximately 69% of Seneca’s expected Appalachian production is either matched by a financial hedge, including a combination of swaps and no-cost collars, or was entered into at a fixed price. Seneca’s depreciation, depletion and amortization guidance range was also revised to reflect current expectations for the fiscal year.

The Company’s consolidated and individual segment capital expenditures guidance remain unchanged from the preliminary guidance. Other guidance assumptions remain largely unchanged from the previous guidance. The details are outlined in the table on page 7.

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Page 3.

DISCUSSION OF FOURTH QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended September 30, 2023 is summarized in a tabular form on pages 8 and 9 of this report (earnings drivers for the fiscal years ended September 30, 2023 are summarized on pages 10 and 11). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC (“Seneca”). Seneca explores for, develops and produces primarily natural gas reserves in Pennsylvania.

	Three Months Ended
	September 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$36,772	$116,077	$(79,305)
Unrealized (gain) loss on derivative asset, net of tax	(2,028)	3,192	(5,220)
Reversal of deferred tax valuation allowance	—	(28,589)	28,589
Remeasurement of deferred income tax from Pennsylvania state income tax rate reduction	—	(16,152)	16,152
Adjusted Operating Results	$34,744	$74,528	$(39,784)

Adjusted EBITDA	$132,641	$166,238	$(33,597)

Seneca’s fourth quarter GAAP earnings decreased $79.3 million versus the prior year. Excluding several items impacting comparability as described below, Seneca's earnings decreased $39.8 million, with higher natural gas production more than offset by lower realized natural gas prices, higher operating expenses and higher income tax expense.

Last year’s fourth quarter earnings included two one-time items related to state deferred income taxes that impacted comparability as shown in the table above. These items consisted of a reversal of a $28.6 million valuation allowance on deferred tax assets related to certain state net operating loss and credit carryforwards, along with a $16.2 million benefit from the remeasurement of state deferred income taxes related to a series of reductions in the Pennsylvania state corporate income tax rate that was signed into law in July 2022. Earnings were also impacted by an unrealized gain of $2.8 million ($2.0 million after-tax) recognized during the current-year fourth quarter related to an increase in the fair value of the contingent consideration Seneca received in connection with the June 2022 divestiture of its California assets. In the prior-year's fourth quarter, Seneca recorded an unrealized loss of $4.4 million ($3.2 million after-tax) on that contingent consideration.

During this year's fourth quarter, Seneca produced 93.8 Bcfe, an increase of 5.9 Bcfe, or 7%, from the prior year, despite the impact of approximately 2 Bcfe of price-related curtailments due to low in-basin pricing.

Seneca’s average realized natural gas price, after the impact of hedging and transportation costs, was $2.33 per Mcf, a decrease of $0.51 per Mcf from the prior year. Lower natural gas prices, before the impact of hedging, were partially offset by an increase in the weighted average hedge price compared to the prior-year fourth quarter.

On a per unit basis, lease operating and transportation expense (“LOE”) was $0.69 per Mcfe, a decrease of $0.02 per Mcfe from the prior year. On an absolute basis, LOE increased $1.7 million primarily due to higher water management costs, partially offset by lower rental and workover expenses. An increase in transportation and gathering costs as a result of increased production also contributed to the increase in absolute LOE. LOE includes $51.2 million for gathering and compression services from NFG Midstream to connect Seneca’s production to sales points along interstate pipelines.

General and administrative (“G&A”) expense remained flat at $0.18 per Mcfe compared to the prior year. On an absolute basis, Seneca’s G&A expense increased $1.5 million primarily due to an increase in labor-related costs.

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Page 4.

Depreciation, depletion and amortization (“DD&A”) expense was $0.71 per Mcfe, an increase of $0.11 per Mcfe from the prior year. Absolute DD&A expense increased $13.4 million due to higher natural gas production and a higher per unit DD&A rate. The higher rate was driven by an increase in Seneca's full cost pool due to a combination of higher capitalized costs and an increase in estimated future development costs related to proved undeveloped wells.

Other taxes decreased $1.7 million largely attributable to lower Impact Fees in Pennsylvania due to the decline in NYMEX natural gas prices.

Excluding the impact of last year’s fourth quarter one-time items impacting comparability shown in the table above, the increase in Seneca’s effective tax rate was primarily driven by higher state income tax expense.

Proved Reserves Year-End Update

Seneca’s total proved reserves at September 30, 2023 were 4,536 Bcfe, an increase of 364 Bcfe, or 9%, from September 30, 2022. Seneca’s proved developed reserves at the end of fiscal 2023 were 3,551 Bcfe, representing 78% of total proved reserves, compared to 79% a year ago. In fiscal 2023, Seneca added 670 Bcfe of proved reserve extensions and discoveries, 34 Bcfe of proved developed reserves as a result of two separate upstream asset purchases during fiscal 2023, and 32 Bcfe of net positive revisions due primarily to improvements in well performance and changes in development plans. Seneca replaced 198% of its fiscal 2023 production.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	September 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$23,354	$25,320	$(1,966)

Adjusted EBITDA	$56,236	$59,819	$(3,583)

The Pipeline and Storage segment’s fourth quarter GAAP earnings decreased $2.0 million versus the prior year primarily due to lower operating revenues, partially offset by an increase in other income. The decrease in operating revenues of $3.7 million was primarily attributable to contract expirations that occurred earlier in the fiscal year, partially offset by an increase in new short-term contracts. The increase in other income of $1.1 million was primarily attributable to a higher weighted average interest rate on intercompany short-term notes receivable.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which delivers Seneca and other non-affiliated Appalachian production to the interstate pipeline system.

	Three Months Ended
	September 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$26,517	$31,224	$(4,707)
Reversal of deferred tax valuation allowance	—	3,739	(3,739)
Remeasurement of deferred income tax from Pennsylvania state income tax rate reduction	—	(11,856)	11,856
Adjusted Operating Results	$26,517	$23,107	$3,410

Adjusted EBITDA	$46,874	$43,335	$3,539

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Page 5.

The Gathering segment’s fourth quarter GAAP earnings decreased $4.7 million versus the prior year. Similar to our Exploration and Production segment, last year’s fourth quarter earnings included two one-time items impacting comparability shown in the table above related to state deferred income taxes that did not recur this year. Excluding these items, the Gathering segment’s earnings increased $3.4 million primarily due to higher operating revenues. Operating revenues increased $3.9 million, or 7%, which was the result of a 12.6 Bcf increase in gathered volumes due to an increase in natural gas throughput from both non-affiliated parties and Seneca.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	September 30
(in thousands)	2023	2022	Variance
GAAP Earnings	$(7,179)	$(10,852)	$3,673

Adjusted EBITDA	$6,693	$6,270	$423

The Utility segment’s fourth quarter GAAP net loss was $3.7 million lower than the net loss in the prior year’s fourth quarter due to higher customer margins (operating revenues less purchased gas sold), a decrease in non-service pension and OPEB costs, higher other income and lower income tax expense, partially offset by increases in operation and maintenance (“O&M”) expense and interest expense.

The increase in customer margin of $1.6 million was due primarily to the implementation of the recent Pennsylvania rate case settlement, which increased base rates by $23 million annually, effective August 1, 2023. Also contributing to the increase were adjustments related to certain regulatory rate and cost recovery mechanisms subject to annual reconciliation and higher revenues from the Company’s system modernization tracking mechanisms in its New York service territory. These increases were partially offset by a $1.1 million reduction in base rates in New York, which, consistent with prior quarters, was the result of a rate proceeding that temporarily reduced the Utility’s recovery of pension and other post-employment benefit (“OPEB”) expenses to zero effective October 1, 2022. In addition to lowering rates, the proceeding mandated a corresponding decrease in pension and OPEB expenses, most of which had been previously recorded in “below the line” non-service pension and OPEB costs.

The increase in other income of $1.0 million was primarily attributable to interest earned on deferred gas costs. O&M expense increased by $1.7 million, primarily driven by higher labor-related costs. Interest expense increased $1.0 million due to the Company’s long-term debt issuance in May 2023.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $5.8 million in the current year fourth quarter, which was $2.2 million higher than the combined net loss of $3.6 million in the prior-year fourth quarter. The increase in net loss was primarily driven by higher O&M expense as a result of an increase in professional services, which was partially offset by a lower amount of unrealized losses on investment securities recognized in the current quarter as compared to the prior-year fourth quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Thursday, November 2, 2023, at 10 a.m. Eastern Time to discuss this announcement. To pre-register for the call (recommended), please visit https://www.netroadshow.com/events/login?show=2be14adf&confId=56623. After registering, you will receive your access details via email. To join by telephone on the day of the call, dial U.S. toll free 1-833–470–1428 and provide Participant Access Code 568657. The teleconference will also be simultaneously webcast online and can be accessed on the NFG Investor Relations website at investor.nationalfuelgas.com. A telephone replay of the teleconference call will be available through the end of the day on Thursday, November 9, 2023. To access the replay, dial U.S. toll free 1-866-813-9403 and provide Replay Access Code 693074.
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Page 6.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; the Company’s ability to complete planned strategic transactions; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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Page 7.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2024. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below.

While the Company expects to record certain adjustments to unrealized gain or loss on a derivative asset and unrealized gain or loss on investments during the fiscal year ending September 30, 2024, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2024 Guidance	Updated FY 2024 Guidance
Adjusted Consolidated Earnings per Share, excluding items impacting comparability	$5.50 to $6.00	$5.40 to $5.90
Consolidated Effective Tax Rate	~ 25.5 - 26%	~ 25 - 25.5%

Capital Expenditures (Millions)
Exploration and Production	$525 - $575	$525 - $575
Pipeline and Storage	$120 - $140	$120 - $140
Gathering	$90 - $110	$90 - $110
Utility	$130 - $150	$130 - $150
Consolidated Capital Expenditures	$865 - $975	$865 - $975

Exploration & Production Segment Guidance

Commodity Price Assumptions
NYMEX natural gas price	$3.25 /MMBtu	$3.25 /MMBtu
Appalachian basin spot price	$2.45 /MMBtu	$2.40 - $2.45 /MMBtu

Production (Bcfe)	390 to 410	390 to 410

E&P Operating Costs ($/Mcfe)
LOE	$0.69 - $0.71	$0.69 - $0.71
G&A	$0.17 - $0.19	$0.17 - $0.19
DD&A	$0.66 - $0.70	$0.69 - $0.74

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$240 - $260	$240 - $260
Pipeline and Storage Segment Revenues	$380 - $420	$380 - $420

Page 8.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED SEPTEMBER 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2022 GAAP earnings	$116,077	$25,320	$31,224	$(10,852)	$(3,626)	$158,143
Items impacting comparability:
Unrealized gain (loss) on derivative asset	4,395					4,395
Tax impact of unrealized gain (loss) on derivative asset	(1,203)					(1,203)
Reversal of deferred tax valuation allowance	(28,589)		3,739			(24,850)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(16,152)		(11,856)		(398)	(28,406)
Unrealized (gain) loss on other investments					1,532	1,532
Tax impact of unrealized (gain) loss on other investments					(322)	(322)
Fourth quarter 2022 adjusted operating results	74,528	25,320	23,107	(10,852)	(2,814)	109,289
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	13,121					13,121
Higher (lower) realized natural gas prices, after hedging	(37,374)					(37,374)
Higher (lower) other operating revenues	(734)					(734)
Midstream Revenues
Higher (lower) operating revenues		(2,932)	3,108			176
Downstream Margins***
Impact of usage and weather				(386)		(386)
Impact of new rates in Pennsylvania				754		754
Impact of new rates in New York****				(893)		(893)
System modernization and improvement tracker revenues				366		366
Regulatory revenue adjustments				1,951		1,951
Operating Expenses
Lower (higher) lease operating and transportation expenses	(1,352)					(1,352)
Lower (higher) operating expenses	(1,500)		(314)	(1,586)	(2,800)	(6,200)
Lower (higher) property, franchise and other taxes	1,343					1,343
Lower (higher) depreciation / depletion	(10,614)	(529)	(359)	(679)		(12,181)
Other Income (Expense)
(Higher) lower other deductions		815		1,192	(276)	1,731
(Higher) lower interest expense	(627)		531	(998)	1,283	189
Income Taxes
Lower (higher) income tax expense / effective tax rate	(1,900)	474	402	3,648	(367)	2,257
All other / rounding	(147)	206	42	304	(245)	160
Fourth quarter 2023 adjusted operating results	34,744	23,354	26,517	(7,179)	(5,219)	72,217
Items impacting comparability:
Unrealized gain (loss) on derivative asset	2,803					2,803
Tax impact of unrealized gain (loss) on derivative asset	(775)					(775)
Unrealized gain (loss) on other investments					(719)	(719)
Tax impact of unrealized gain (loss) on other investments					151	151
Fourth quarter 2023 GAAP earnings	$36,772	$23,354	$26,517	$(7,179)	$(5,787)	$73,677

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and has no earnings impact for the year ended September 30, 2023.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED SEPTEMBER 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fourth quarter 2022 GAAP earnings per share	$1.26	$0.27	$0.34	$(0.12)	$(0.04)	$1.71
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	0.03					0.03
Reversal of deferred tax valuation allowance	(0.31)		0.04			(0.27)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(0.18)		(0.13)		—	(0.31)
Unrealized (gain) loss on other investments, net of tax					0.01	0.01
Rounding	0.01				0.01	0.02
Fourth quarter 2022 adjusted operating results per share	0.81	0.27	0.25	(0.12)	(0.02)	1.19
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.14					0.14
Higher (lower) realized natural gas prices, after hedging	(0.40)					(0.40)
Higher (lower) other operating revenues	(0.01)					(0.01)
Midstream Revenues
Higher (lower) operating revenues		(0.03)	0.03			—
Downstream Margins***
Impact of usage and weather				—		—
Impact of new rates in Pennsylvania				0.01		0.01
Impact of new rates in New York****				(0.01)		(0.01)
System modernization and improvement tracker revenues				—		—
Regulatory revenue adjustments				0.02		0.02
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.01)					(0.01)
Lower (higher) operating expenses	(0.02)		—	(0.02)	(0.03)	(0.07)
Lower (higher) property, franchise and other taxes	0.01					0.01
Lower (higher) depreciation / depletion	(0.11)	(0.01)	—	(0.01)		(0.13)
Other Income (Expense)
(Higher) lower other deductions		0.01		0.01	—	0.02
(Higher) lower interest expense	(0.01)		0.01	(0.01)	0.01	—
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.02)	0.01	—	0.04	—	0.03
All other / rounding	—	—	—	0.01	(0.02)	(0.01)
Fourth quarter 2023 adjusted operating results per share	0.38	0.25	0.29	(0.08)	(0.06)	0.78
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	0.02					0.02
Unrealized gain (loss) on other investments, net of tax					(0.01)	(0.01)
Rounding					0.01	0.01
Fourth quarter 2023 GAAP earnings per share	$0.40	$0.25	$0.29	$(0.08)	$(0.06)	$0.80

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and has no earnings impact for the year ended September 30, 2023.

Page 10.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
TWELVE MONTHS ENDED SEPTEMBER 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Fiscal 2022 GAAP earnings	$306,064	$102,557	$101,111	$68,948	$(12,659)	$566,021
Items impacting comparability:
Reduction of other post-retirement regulatory liability				(18,533)		(18,533)
Tax impact of reduction of other post-retirement regulatory liability				3,892		3,892
Unrealized gain (loss) on derivative asset	4,395					4,395
Tax impact of unrealized gain (loss) on derivative asset	(1,203)					(1,203)
Gain on sale of West Coast assets	(12,736)					(12,736)
Tax impact of gain on sale of West Coast assets	3,225					3,225
Loss from discontinuance of crude oil cash flow hedges	44,632					44,632
Tax impact of loss from discontinuance of crude oil cash flow hedges	(11,303)					(11,303)
Transaction and severance costs related to West Coast asset sale	9,693					9,693
Tax impact of transaction and severance costs related to West Coast asset sale	(2,455)					(2,455)
Reversal of deferred tax valuation allowance	(28,589)		3,739			(24,850)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	(16,152)		(11,856)		(398)	(28,406)
Unrealized (gain) loss on other investments					11,625	11,625
Tax impact of unrealized (gain) loss on other investments					(2,441)	(2,441)
Fiscal 2022 adjusted operating results	295,571	102,557	92,994	54,307	(3,873)	541,556
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	62,913					62,913
Higher (lower) crude oil production	(88,063)					(88,063)
Higher (lower) realized natural gas prices, after hedging	(48,413)					(48,413)
Higher (lower) other operating revenues	(2,898)					(2,898)
Midstream Revenues
Higher (lower) operating revenues		1,696	12,224			13,920
Downstream Margins***
Impact of usage and weather				(1,104)		(1,104)
Impact of new rates in Pennsylvania				754		754
Impact of new rates in New York****				(12,019)		(12,019)
System modernization and improvement tracker revenues				3,829		3,829
Regulatory revenue adjustments				1,504		1,504
Higher (lower) other operating revenues				1,734		1,734
Operating Expenses
Lower (higher) lease operating and transportation expenses	23,984					23,984
Lower (higher) operating expenses	11,145	(5,164)	(4,851)	(8,798)	(3,389)	(11,057)
Lower (higher) property, franchise and other taxes	6,041			597		6,638
Lower (higher) depreciation / depletion	(26,065)	(2,470)	(1,364)	(1,335)		(31,234)
Other Income (Expense)
(Higher) lower other deductions	2,735	3,624	561	14,030	(3,859)	17,091
(Higher) lower interest expense	(724)	(796)	1,184	(8,575)	7,120	(1,791)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(3,406)	411	(1,006)	3,503	(380)	(878)
All other / rounding	114	643	(18)	(32)	(369)	338
Fiscal 2023 adjusted operating results	232,934	100,501	99,724	48,395	(4,750)	476,804
Items impacting comparability:
Unrealized gain (loss) on derivative asset	(899)					(899)
Tax impact of unrealized gain (loss) on derivative asset	240					240
Unrealized gain (loss) on other investments					913	913
Tax impact of unrealized gain (loss) on other investments					(192)	(192)
Fiscal 2023 GAAP earnings	$232,275	$100,501	$99,724	$48,395	$(4,029)	$476,866

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and has no earnings impact for the year ended September 30, 2023.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
TWELVE MONTHS ENDED SEPTEMBER 30, 2023
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Fiscal 2022 GAAP earnings per share	$3.32	$1.11	$1.10	$0.75	$(0.13)	$6.15
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				(0.16)		(0.16)
Unrealized gain (loss) on derivative asset, net of tax	0.03					0.03
Gain on sale of West Coast assets, net of tax	(0.10)					(0.10)
Loss from discontinuance of crude oil cash flow hedges, net of tax	0.36					0.36
Transaction and severance costs related to West Coast asset sale, net of tax	0.08					0.08
Reversal of deferred tax valuation allowance	(0.31)		0.04			(0.27)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate deduction	(0.18)		(0.13)		—	(0.31)
Unrealized (gain) loss on other investments, net of tax					0.10	0.10
Rounding	0.01				(0.01)	—
Fiscal 2022 adjusted operating results per share	3.21	1.11	1.01	0.59	(0.04)	5.88
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.68					0.68
Higher (lower) crude oil production	(0.95)					(0.95)
Higher (lower) realized natural gas prices, after hedging	(0.52)					(0.52)
Higher (lower) other operating revenues	(0.03)					(0.03)
Midstream Revenues
Higher (lower) operating revenues		0.02	0.13			0.15
Downstream Margins***
Impact of usage and weather				(0.01)		(0.01)
Impact of new rates in Pennsylvania				0.01		0.01
Impact of new rates in New York****				(0.13)		(0.13)
System modernization and improvement tracker revenues				0.04		0.04
Regulatory revenue adjustments				0.02		0.02
Higher (lower) other operating revenues				0.02		0.02
Operating Expenses
Lower (higher) lease operating and transportation expenses	0.26					0.26
Lower (higher) operating expenses	0.12	(0.06)	(0.05)	(0.10)	(0.04)	(0.13)
Lower (higher) property, franchise and other taxes	0.07			0.01		0.08
Lower (higher) depreciation / depletion	(0.28)	(0.03)	(0.01)	(0.01)		(0.33)
Other Income (Expense)
(Higher) lower other deductions	0.03	0.04	0.01	0.15	(0.04)	0.19
(Higher) lower interest expense	(0.01)	(0.01)	0.01	(0.09)	0.08	(0.02)
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.04)	—	(0.01)	0.04	—	(0.01)
All other / rounding	(0.02)	0.02	(0.01)	(0.02)	—	(0.03)
Fiscal 2023 adjusted operating results per share	2.52	1.09	1.08	0.52	(0.04)	5.17
Items impacting comparability:
Unrealized gain (loss) on derivative asset, net of tax	(0.01)					(0.01)
Unrealized gain (loss) on other investments, net of tax					0.01	0.01
Rounding	0.01				(0.01)	—
Fiscal 2023 GAAP earnings per share	$2.52	$1.09	$1.08	$0.52	$(0.04)	$5.17

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.
**** Amount is offset by corresponding decrease in other deductions and has no earnings impact for the year ended September 30, 2023.

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2023	2022	2023	2022
Operating Revenues:
Utility Revenues	$78,865	$112,252	$941,779	$897,916
Exploration and Production and Other Revenues	220,348	252,035	958,455	1,010,629
Pipeline and Storage and Gathering Revenues	69,735	70,859	273,537	277,501
	368,948	435,146	2,173,771	2,186,046
Operating Expenses:
Purchased Gas	(12,865)	22,925	437,595	392,093
Operation and Maintenance:
Utility	48,354	46,535	205,239	193,058
Exploration and Production and Other	37,955	31,554	124,270	191,572
Pipeline and Storage and Gathering	39,901	39,138	149,247	136,571
Property, Franchise and Other Taxes	20,701	23,089	92,700	101,182
Depreciation, Depletion and Amortization	109,599	94,109	409,573	369,790
	243,645	257,350	1,418,624	1,384,266
Gain on Sale of Assets	—	—	—	12,736
Operating Income	125,303	177,796	755,147	814,516

Other Income (Expense):
Other Income (Deductions)	5,384	(4,800)	18,138	(1,509)
Interest Expense on Long-Term Debt	(28,449)	(30,207)	(111,948)	(120,507)
Other Interest Expense	(4,453)	(3,289)	(19,938)	(9,850)

Income Before Income Taxes	97,785	139,500	641,399	682,650

Income Tax Expense (Benefit)	24,108	(18,643)	164,533	116,629

Net Income Available for Common Stock	$73,677	$158,143	$476,866	$566,021

Earnings Per Common Share
Basic	$0.80	$1.73	$5.20	$6.19
Diluted	$0.80	$1.71	$5.17	$6.15

Weighted Average Common Shares:
Used in Basic Calculation	91,818,933	91,476,535	91,748,890	91,410,625
Used in Diluted Calculation	92,378,675	92,218,581	92,285,918	92,107,066

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,
(Thousands of Dollars)	2023	2022
ASSETS
Property, Plant and Equipment	$13,635,303	$12,551,909
Less - Accumulated Depreciation, Depletion and Amortization	6,335,441	5,985,432
Net Property, Plant and Equipment	7,299,862	6,566,477
Current Assets:
Cash and Temporary Cash Investments	55,447	46,048
Hedging Collateral Deposits	—	91,670
Receivables - Net	160,601	361,626
Unbilled Revenue	16,622	30,075
Gas Stored Underground	32,509	32,364
Materials and Supplies - at average cost	48,989	40,637
Unrecovered Purchased Gas Costs	—	99,342
Other Current Assets	100,260	59,369
Total Current Assets	414,428	761,131
Other Assets:
Recoverable Future Taxes	69,045	106,247
Unamortized Debt Expense	7,240	8,884
Other Regulatory Assets	72,138	67,101
Deferred Charges	82,416	77,472
Other Investments	73,976	95,025
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	200,301	196,597
Fair Value of Derivative Financial Instruments	50,487	9,175
Other	4,891	2,677
Total Other Assets	565,970	568,654
Total Assets	$8,280,260	$7,896,262
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,819,405 Shares and 91,478,064 Shares, Respectively	$91,819	$91,478
Paid in Capital	1,040,761	1,027,066
Earnings Reinvested in the Business	1,885,856	1,587,085
Accumulated Other Comprehensive Loss	(55,060)	(625,733)
Total Comprehensive Shareholders' Equity	2,963,376	2,079,896
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,384,485	2,083,409
Total Capitalization	5,347,861	4,163,305
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	287,500	60,000
Current Portion of Long-Term Debt	—	549,000
Accounts Payable	152,193	178,945
Amounts Payable to Customers	59,019	419
Dividends Payable	45,451	43,452
Interest Payable on Long-Term Debt	20,399	17,376
Customer Advances	21,003	26,108
Customer Security Deposits	28,764	24,283
Other Accruals and Current Liabilities	160,974	257,327
Fair Value of Derivative Financial Instruments	31,009	785,659
Total Current and Accrued Liabilities	806,312	1,942,569
Other Liabilities:
Deferred Income Taxes	1,124,170	698,229
Taxes Refundable to Customers	268,562	362,098
Cost of Removal Regulatory Liability	277,694	259,947
Other Regulatory Liabilities	165,441	188,803
Other Post-Retirement Liabilities	2,915	3,065
Asset Retirement Obligations	165,492	161,545
Other Liabilities	121,813	116,701
Total Other Liabilities	2,126,087	1,790,388
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,280,260	$7,896,262

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Twelve Months Ended
	September 30,
(Thousands of Dollars)	2023	2022

Operating Activities:
Net Income Available for Common Stock	$476,866	$566,021
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Assets	—	(12,736)
Depreciation, Depletion and Amortization	409,573	369,790
Deferred Income Taxes	151,403	104,415
Stock-Based Compensation	20,630	19,506
Reduction of Other Post-Retirement Regulatory Liability	—	(18,533)
Other	19,647	31,983
Change in:
Receivables and Unbilled Revenue	213,579	(168,769)
Gas Stored Underground and Materials, Supplies and Emission Allowances	(8,406)	3,109
Unrecovered Purchased Gas Costs	99,342	(66,214)
Other Current Assets	(41,077)	291
Accounts Payable	(37,095)	11,907
Amounts Payable to Customers	58,600	398
Customer Advances	(5,105)	8,885
Customer Security Deposits	4,481	4,991
Other Accruals and Current Liabilities	(67,664)	34,260
Other Assets	(26,564)	(58,924)
Other Liabilities	(31,135)	(17,859)
Net Cash Provided by Operating Activities	$1,237,075	$812,521

Investing Activities:
Capital Expenditures	$(1,009,868)	$(811,826)
Net Proceeds from Sale of Oil and Gas Producing Properties	—	254,439
Acquisition of Upstream Assets	(124,758)	—
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	10,000	30,000
Other	12,279	8,683
Net Cash Used in Investing Activities	$(1,112,347)	$(518,704)

Financing Activities:
Proceeds from Issuance of Short-Term Note Payable to Bank	$250,000	$—
Repayment of Short-Term Note Payable to Bank	(250,000)	—
Net Change in Other Short-Term Notes Payable to Banks and Commercial Paper	227,500	(98,500)
Reduction of Long-Term Debt	(549,000)	—
Net Proceeds From Issuance of Long-Term Debt	297,306	—
Dividends Paid on Common Stock	(176,096)	(168,147)
Net Repurchases of Common Stock	(6,709)	(9,590)
Net Cash Used in Financing Activities	$(206,999)	$(276,237)

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(82,271)	17,580
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	137,718	120,138
Cash, Cash Equivalents, and Restricted Cash at September 30	$55,447	$137,718

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
EXPLORATION AND PRODUCTION SEGMENT	2023	2022	Variance	2023	2022	Variance
Total Operating Revenues	$220,348	$252,035	$(31,687)	$958,455	$1,010,464	$(52,009)
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,163	15,664	1,499	66,074	79,061	(12,987)
Lease Operating and Transportation Expense	64,412	62,701	1,711	253,555	283,914	(30,359)
All Other Operation and Maintenance Expense	2,357	1,957	400	9,327	20,140	(10,813)
Property, Franchise and Other Taxes	3,775	5,475	(1,700)	17,717	25,364	(7,647)
Depreciation, Depletion and Amortization	66,394	52,958	13,436	241,142	208,148	32,994
	154,101	138,755	15,346	587,815	616,627	(28,812)
Gain on Sale of Assets	—	—	—	—	12,736	(12,736)
Operating Income	66,247	113,280	(47,033)	370,640	406,573	(35,933)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	347	(186)	533	1,389	(744)	2,133
Interest and Other Income (Deductions)	3,457	(3,080)	6,537	2,359	(2,466)	4,825
Interest Expense	(15,268)	(14,474)	(794)	(54,317)	(53,401)	(916)
Income Before Income Taxes	54,783	95,540	(40,757)	320,071	349,962	(29,891)
Income Tax Expense (Benefit)	18,011	(20,537)	38,548	87,796	43,898	43,898
Net Income	$36,772	$116,077	$(79,305)	$232,275	$306,064	$(73,789)
Net Income Per Share (Diluted)	$0.40	$1.26	$(0.86)	$2.52	$3.32	$(0.80)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
PIPELINE AND STORAGE SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$64,846	$68,836	$(3,990)	$259,646	$265,415	$(5,769)
Intersegment Revenues	29,192	28,913	279	119,545	111,629	7,916
Total Operating Revenues	94,038	97,749	(3,711)	379,191	377,044	2,147
Operating Expenses:
Purchased Gas	326	592	(266)	1,436	1,890	(454)
Operation and Maintenance	29,154	28,868	286	106,654	100,117	6,537
Property, Franchise and Other Taxes	8,322	8,470	(148)	33,774	34,133	(359)
Depreciation, Depletion and Amortization	17,953	17,283	670	70,827	67,701	3,126
	55,755	55,213	542	212,691	203,841	8,850

Operating Income	38,283	42,536	(4,253)	166,500	173,203	(6,703)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	1,330	767	563	5,319	3,069	2,250
Interest and Other Income	2,017	1,490	527	6,670	3,820	2,850
Interest Expense	(10,796)	(10,929)	133	(43,499)	(42,492)	(1,007)
Income Before Income Taxes	30,834	33,864	(3,030)	134,990	137,600	(2,610)
Income Tax Expense	7,480	8,544	(1,064)	34,489	35,043	(554)
Net Income	$23,354	$25,320	$(1,966)	$100,501	$102,557	$(2,056)
Net Income Per Share (Diluted)	$0.25	$0.27	$(0.02)	$1.09	$1.11	$(0.02)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
GATHERING SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$4,889	$2,023	$2,866	$13,891	$12,086	$1,805
Intersegment Revenues	53,129	52,061	1,068	216,426	202,757	13,669
Total Operating Revenues	58,018	54,084	3,934	230,317	214,843	15,474
Operating Expenses:
Operation and Maintenance	11,123	10,725	398	44,375	38,234	6,141
Property, Franchise and Other Taxes	21	24	(3)	60	37	23
Depreciation, Depletion and Amortization	9,111	8,656	455	35,725	33,998	1,727
	20,255	19,405	850	80,160	72,269	7,891

Operating Income	37,763	34,679	3,084	150,157	142,574	7,583

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	37	(56)	93	150	(224)	374
Interest and Other Income	75	117	(42)	534	198	336
Interest Expense	(3,433)	(4,105)	672	(14,989)	(16,488)	1,499
Income Before Income Taxes	34,442	30,635	3,807	135,852	126,060	9,792
Income Tax Expense (Benefit)	7,925	(589)	8,514	36,128	24,949	11,179
Net Income	$26,517	$31,224	$(4,707)	$99,724	$101,111	$(1,387)
Net Income Per Share (Diluted)	$0.29	$0.34	$(0.05)	$1.08	$1.10	$(0.02)

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
UTILITY SEGMENT	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$78,865	$112,252	$(33,387)	$941,779	$897,916	$43,863
Intersegment Revenues	81	60	21	581	305	276
Total Operating Revenues	78,946	112,312	(33,366)	942,360	898,221	44,139
Operating Expenses:
Purchased Gas	14,743	49,692	(34,949)	548,195	497,959	50,236
Operation and Maintenance	49,056	47,369	1,687	208,539	196,254	12,285
Property, Franchise and Other Taxes	8,454	8,981	(527)	40,624	41,137	(513)
Depreciation, Depletion and Amortization	16,026	15,167	859	61,450	59,760	1,690
	88,279	121,209	(32,930)	858,808	795,110	63,698

Operating Income (Loss)	(9,333)	(8,897)	(436)	83,552	103,111	(19,559)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit (Costs) Credit	9	(492)	501	4	5,526	(5,522)
Interest and Other Income	1,437	429	1,008	6,339	1,591	4,748
Interest Expense	(8,041)	(7,000)	(1,041)	(34,233)	(24,115)	(10,118)
Income (Loss) Before Income Taxes	(15,928)	(15,960)	32	55,662	86,113	(30,451)
Income Tax Expense (Benefit)	(8,749)	(5,108)	(3,641)	7,267	17,165	(9,898)
Net Income (Loss)	$(7,179)	$(10,852)	$3,673	$48,395	$68,948	$(20,553)
Net Income (Loss) Per Share (Diluted)	$(0.08)	$(0.12)	$0.04	$0.52	$0.75	$(0.23)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Twelve Months Ended
(Thousands of Dollars, except per share amounts)	September 30,			September 30,
ALL OTHER	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	—	—	—	—	6	(6)
Total Operating Revenues	—	—	—	—	6	(6)
Operating Expenses:
Purchased Gas	—	—	—	—	6	(6)
Operation and Maintenance	—	—	—	21	5	16
	—	—	—	21	11	10

Operating Loss	—	—	—	(21)	(5)	(16)
Other Income (Expense):
Interest and Other Income (Deductions)	(66)	1	(67)	(517)	3	(520)
Interest Expense	(68)	(4)	(64)	(157)	(4)	(153)
Loss before Income Taxes	(134)	(3)	(131)	(695)	(6)	(689)
Income Tax Expense (Benefit)	(33)	(1)	(32)	(164)	3	(167)
Net Loss	$(101)	$(2)	$(99)	$(531)	$(9)	$(522)
Net Loss Per Share (Diluted)	$—	$—	$—	$—	$—	$—

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
CORPORATE	2023	2022	Variance	2023	2022	Variance
Revenues from External Customers	$—	$—	$—	$—	$165	$(165)
Intersegment Revenues	932	1,183	(251)	4,388	4,430	(42)
Total Operating Revenues	932	1,183	(251)	4,388	4,595	(207)
Operating Expenses:
Operation and Maintenance	8,345	4,801	3,544	19,115	14,841	4,274
Property, Franchise and Other Taxes	129	139	(10)	525	511	14
Depreciation, Depletion and Amortization	115	45	70	429	183	246
	8,589	4,985	3,604	20,069	15,535	4,534

Operating Loss	(7,657)	(3,802)	(3,855)	(15,681)	(10,940)	(4,741)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(354)	(1,017)	663	(1,417)	(4,069)	2,652
Interest and Other Income	36,337	33,712	2,625	147,935	126,648	21,287
Interest Expense on Long-Term Debt	(28,449)	(30,207)	1,758	(111,948)	(120,507)	8,559
Other Interest Expense	(6,089)	(3,262)	(2,827)	(23,370)	(8,211)	(15,159)
Loss before Income Taxes	(6,212)	(4,576)	(1,636)	(4,481)	(17,079)	12,598
Income Tax Benefit	(526)	(952)	426	(983)	(4,429)	3,446
Net Loss	$(5,686)	$(3,624)	$(2,062)	$(3,498)	$(12,650)	$9,152
Net Loss Per Share (Diluted)	$(0.06)	$(0.04)	$(0.02)	$(0.04)	$(0.13)	$0.09

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
INTERSEGMENT ELIMINATIONS	2023	2022	Variance	2023	2022	Variance
Intersegment Revenues	$(83,334)	$(82,217)	$(1,117)	$(340,940)	$(319,127)	$(21,813)
Operating Expenses:
Purchased Gas	(27,934)	(27,359)	(575)	(112,036)	(107,762)	(4,274)
Operation and Maintenance	(55,400)	(54,858)	(542)	(228,904)	(211,365)	(17,539)
	(83,334)	(82,217)	(1,117)	(340,940)	(319,127)	(21,813)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(39,242)	(36,485)	(2,757)	(150,627)	(134,861)	(15,766)
Interest Expense	39,242	36,485	2,757	150,627	134,861	15,766
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Twelve Months Ended
	September 30,					September 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2023		2022		(Decrease)	2023		2022		(Decrease)

Capital Expenditures:
Exploration and Production(1)	$144,938	(2)	$160,056	(3)	$(15,118)	$737,725	(2)(3)	$565,791	(3)(4)	$171,934
Pipeline and Storage	75,109	(2)	37,563	(3)	37,546	141,877	(2)(3)	95,806	(3)(4)	46,071
Gathering	47,917	(2)	26,957	(3)	20,960	103,295	(2)(3)	55,546	(3)(4)	47,749
Utility	51,246	(2)	40,061	(3)	11,185	139,922	(2)(3)	111,033	(3)(4)	28,889
Total Reportable Segments	319,210		264,637		54,573	1,122,819		828,176		294,643
All Other	—		—		—	—		—		—
Corporate	305		549		(244)	754		1,212		(458)
Total Capital Expenditures	$319,515		$265,186		$54,329	$1,123,573		$829,388		$294,185

(1)The year ended September 30, 2023 includes $124.8 million related to the acquisition of upstream assets acquired from SWN, as well as $25.0 million related to the acquisition of assets from EXCO and UGI. The acquisition cost for the assets acquired from SWN is reported as a component of Acquisition of Upstream Assets on the Consolidated Statement of Cash Flows.

(2)Capital expenditures for the quarter and year ended September 30, 2023, include accounts payable and accrued liabilities related to capital expenditures of $43.2 million, $31.8 million, $20.6 million, and $13.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at September 30, 2023, since they represent non-cash investing activities at that date.

(3)Capital expenditures for the year ended September 30, 2023, exclude capital expenditures of $83.0 million, $15.2 million, $10.7 million and $11.4 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2022 and paid during the year ended September 30, 2023. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2022, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2023.

(4)Capital expenditures for the year ended September 30, 2022, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the year ended September 30, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at September 30, 2022.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended September 30,	Normal	2023	2022	Normal (1)	Last Year (1)
Buffalo, NY	162	61	107	(62.3)	(43.0)
Erie, PA	81	59	94	(27.2)	(37.2)

Twelve Months Ended September 30,
Buffalo, NY	6,617	5,717	5,769	(13.6)	(0.9)
Erie, PA	6,104	5,493	5,368	(10.0)	2.3

(1)Percents compare actual 2023 degree days to normal degree days and actual 2023 degree days to actual 2022 degree days.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	93,709	87,858	5,851	372,271	341,700	30,571
West Coast	—	1	(1)	—	1,211	(1,211)
Total Production	93,709	87,859	5,850	372,271	342,911	29,360

Average Prices (Per Mcf)
Appalachia	$1.99	$6.16	$(4.17)	$2.78	$5.03	$(2.25)
West Coast	N/M	N/M	N/M	N/M	10.03	N/M
Weighted Average	1.99	6.16	(4.17)	2.78	5.05	(2.27)
Weighted Average after Hedging	2.33	2.84	(0.51)	2.55	2.71	(0.16)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	8	7	1	30	16	14
West Coast	—	—	—	—	1,588	(1,588)
Total Production	8	7	1	30	1,604	(1,574)

Average Prices (Per Barrel)
Appalachia	$76.02	$90.22	$(14.20)	$75.64	$97.82	$(22.18)
West Coast	N/M	N/M	N/M	N/M	94.06	N/M
Weighted Average	76.02	90.93	(14.91)	75.64	94.10	(18.46)
Weighted Average after Hedging (1)	76.02	90.86	(14.84)	75.64	70.80	4.84

Total Production (MMcfe)	93,757	87,901	5,856	372,451	352,535	19,916

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.18	$0.18	$—	$0.18	$0.20	$(0.02)
Lease Operating and Transportation Expense per Mcfe (2)(3)	$0.69	$0.71	$(0.02)	$0.68	$0.81	$(0.13)
Depreciation, Depletion & Amortization per Mcfe (2)	$0.71	$0.60	$0.11	$0.65	$0.59	$0.06

N/M Not Meaningful (as a result of the sale of Seneca's West Coast assets in June 2022)

(1)Weighted average oil price after hedging for the twelve months ended September 30, 2022 excludes a loss on discontinuance of crude oil cash flow hedges of $44.6 million.
(2)Refer to page 15 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. General and Administrative Expense per Mcfe for the twelve months ended September 30, 2022 excludes transaction and severance costs related to the California asset sale.
(3)Amounts include transportation expense of $0.55 and $0.58 per Mcfe for the three months ended September 30, 2023 and September 30, 2022, respectively. Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the twelve months ended September 30, 2023 and September 30, 2022, respectively.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	134,930,000	MMBTU	$3.34 / MMBTU
No Cost Collars	65,280,000	MMBTU	$3.33 / MMBTU (Floor) / $4.17 / MMBTU (Ceiling)
Fixed Price Physical Sales	83,196,787	MMBTU	$2.44 / MMBTU
Total	283,406,787	MMBTU

Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	88,810,000	MMBTU	$3.53 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	75,047,438	MMBTU	$2.49 / MMBTU
Total	207,817,438	MMBTU

Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	38,020,000	MMBTU	$3.98 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	66,821,415	MMBTU	$2.39 / MMBTU
Total	147,561,415	MMBTU

Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
Gas Swaps
NYMEX	13,500,000	MMBTU	$4.25 / MMBTU
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	46,128,777	MMBTU	$2.39 / MMBTU
Total	63,188,777	MMBTU

Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,000,000	MMBTU	$4.29 / MMBTU
Fixed Price Physical Sales	12,208,068	MMBTU	$2.48 / MMBTU
Total	13,208,068	MMBTU

Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	788,352	MMBTU	$2.54 / MMBTU

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Reserve Quantity Information
(Unaudited)

Gas MMcf
U.S.
Appalachian
Region
Proved Developed and Undeveloped Reserves:
September 30, 2022	4,170,662
Extensions and Discoveries	670,438
Revisions of Previous Estimates	32,379
Production	(372,271)
Purchases of Minerals in Place	33,876
September 30, 2023	4,535,084

Proved Developed Reserves:
September 30, 2022	3,312,568
September 30, 2023	3,550,034

Oil Mbbl
U.S.
Appalachian
Region
Proved Developed and Undeveloped Reserves:
September 30, 2022	250
Extensions and Discoveries	—
Revisions of Previous Estimates	(4)
Production	(30)
September 30, 2023	216

Proved Developed Reserves:
September 30, 2022	250
September 30, 2023	216

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Firm Transportation - Affiliated	17,589	16,943	646	126,500	111,157	15,343
Firm Transportation - Non-Affiliated	161,750	171,983	(10,233)	689,984	679,260	10,724
Interruptible Transportation	168	3,886	(3,718)	2,192	5,612	(3,420)
	179,507	192,812	(13,305)	818,676	796,029	22,647

Gathering Volume - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Gathered Volume	117,260	104,707	12,553	453,338	419,332	34,006

Utility Throughput - (MMcf)
	Three Months Ended			Twelve Months Ended
	September 30,			September 30,
			Increase			Increase
	2023	2022	(Decrease)	2023	2022	(Decrease)
Retail Sales:
Residential Sales	3,765	4,146	(381)	61,401	64,011	(2,610)
Commercial Sales	530	644	(114)	9,342	9,621	(279)
Industrial Sales	42	75	(33)	548	541	7
	4,337	4,865	(528)	71,291	74,173	(2,882)
Transportation	9,419	9,720	(301)	62,986	65,993	(3,007)
	13,756	14,585	(829)	134,277	140,166	(5,889)

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and twelve months ended September 30, 2023 and 2022:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands except per share amounts)	2023	2022	2023	2022
Reported GAAP Earnings	$73,677	$158,143	$476,866	$566,021
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets (E&P)	—	—	—	(12,736)
Tax impact of gain on sale of West Coast assets	—	—	—	3,225
Loss from discontinuance of crude oil cash flow hedges (E&P)	—	—	—	44,632
Tax impact of loss from discontinuance of crude oil cash flow hedges	—	—	—	(11,303)
Transaction and severance costs (E&P)	—	—	—	9,693
Tax impact of transaction and severance costs	—	—	—	(2,455)
Total items impacting comparability related to West Coast asset sale	—	—	—	31,056

Unrealized (gain) loss on derivative asset (E&P)	(2,803)	4,395	899	4,395
Tax impact of unrealized (gain) loss on derivative asset	775	(1,203)	(240)	(1,203)
Unrealized (gain) loss on other investments (Corporate / All Other)	719	1,532	(913)	11,625
Tax impact of unrealized (gain) loss on other investments	(151)	(322)	192	(2,441)
Reversal of deferred tax valuation allowance	—	(24,850)	—	(24,850)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	—	(28,406)	—	(28,406)
Reduction of other post-retirement regulatory liability (Utility)	—	—	—	(18,533)
Tax impact of reduction of other post-retirement regulatory liability	—	—	—	3,892
Adjusted Operating Results	$72,217	$109,289	$476,804	$541,556

Reported GAAP Earnings Per Share	$0.80	$1.71	$5.17	$6.15
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets, net of tax (E&P)	—	—	—	(0.10)
Loss from discontinuance of crude oil cash flow hedges, net of tax (E&P)	—	—	—	0.36
Transaction and severance costs, net of tax (E&P)	—	—	—	0.08
Total items impacting comparability related to West Coast asset sale	—	—	—	0.34

Unrealized (gain) loss on derivative asset, net of tax (E&P)	(0.02)	0.03	0.01	0.03
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.01	0.01	(0.01)	0.10
Reversal of deferred tax valuation allowance	—	(0.27)	—	(0.27)
Remeasurement of deferred income taxes from Pennsylvania state income tax rate reduction	—	(0.31)	—	(0.31)
Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	—	(0.16)
Rounding	(0.01)	0.02	—	—
Adjusted Operating Results Per Share	$0.78	$1.19	$5.17	$5.88

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (Continued)

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and twelve months ended September 30, 2023 and 2022:

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
Reported GAAP Earnings	$73,677	$158,143	$476,866	$566,021
Depreciation, Depletion and Amortization	109,599	94,109	409,573	369,790
Other (Income) Deductions	(5,384)	4,800	(18,138)	1,509
Interest Expense	32,902	33,496	131,886	130,357
Income Taxes	24,108	(18,643)	164,533	116,629
Gain on Sale of Assets	—	—	—	(12,736)
Loss from discontinuance of crude oil cash flow hedges (E&P)	—	—	—	44,632
Transaction and severance costs related to West Coast asset sale (E&P)	—	—	—	9,693
Adjusted EBITDA	$234,902	$271,905	$1,164,720	$1,225,895

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$56,236	$59,819	$237,327	$240,904
Gathering Adjusted EBITDA	46,874	43,335	185,882	176,572
Total Midstream Businesses Adjusted EBITDA	103,110	103,154	423,209	417,476
Exploration and Production Adjusted EBITDA	132,641	166,238	611,782	656,310
Utility Adjusted EBITDA	6,693	6,270	145,002	162,871
Corporate and All Other Adjusted EBITDA	(7,542)	(3,757)	(15,273)	(10,762)
Total Adjusted EBITDA	$234,902	$271,905	$1,164,720	$1,225,895

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
Exploration and Production Segment
Reported GAAP Earnings	$36,772	$116,077	$232,275	$306,064
Depreciation, Depletion and Amortization	66,394	52,958	241,142	208,148
Other (Income) Deductions	(3,804)	3,266	(3,748)	3,210
Interest Expense	15,268	14,474	54,317	53,401
Income Taxes	18,011	(20,537)	87,796	43,898
Gain on Sale of West Coast Assets	—	—	—	(12,736)
Loss from Discontinuance of Crude Oil Cash Flow Hedges	—	—	—	44,632
Transaction and Severance Costs related to West Coast Asset Sale	—	—	—	9,693
Adjusted EBITDA	$132,641	$166,238	$611,782	$656,310

Pipeline and Storage Segment
Reported GAAP Earnings	$23,354	$25,320	$100,501	$102,557
Depreciation, Depletion and Amortization	17,953	17,283	70,827	67,701
Other (Income) Deductions	(3,347)	(2,257)	(11,989)	(6,889)
Interest Expense	10,796	10,929	43,499	42,492
Income Taxes	7,480	8,544	34,489	35,043
Adjusted EBITDA	$56,236	$59,819	$237,327	$240,904

Gathering Segment
Reported GAAP Earnings	$26,517	$31,224	$99,724	$101,111
Depreciation, Depletion and Amortization	9,111	8,656	35,725	33,998
Other (Income) Deductions	(112)	(61)	(684)	26
Interest Expense	3,433	4,105	14,989	16,488
Income Taxes	7,925	(589)	36,128	24,949
Adjusted EBITDA	$46,874	$43,335	$185,882	$176,572

Utility Segment
Reported GAAP Earnings	$(7,179)	$(10,852)	$48,395	$68,948
Depreciation, Depletion and Amortization	16,026	15,167	61,450	59,760
Other (Income) Deductions	(1,446)	63	(6,343)	(7,117)
Interest Expense	8,041	7,000	34,233	24,115
Income Taxes	(8,749)	(5,108)	7,267	17,165
Adjusted EBITDA	$6,693	$6,270	$145,002	$162,871

Corporate and All Other
Reported GAAP Earnings	$(5,787)	$(3,626)	$(4,029)	$(12,659)
Depreciation, Depletion and Amortization	115	45	429	183
Other (Income) Deductions	3,325	3,789	4,626	12,279
Interest Expense	(4,636)	(3,012)	(15,152)	(6,139)
Income Taxes	(559)	(953)	(1,147)	(4,426)
Adjusted EBITDA	$(7,542)	$(3,757)	$(15,273)	$(10,762)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
FREE CASH FLOW

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. The following table reconciles National Fuel's free cash flow to Net Cash Provided by Operating Activities on the Consolidated Statement of Cash Flows for the twelve months ended September 30, 2023 and 2022:

	Twelve Months Ended
	September 30,
(in thousands)	2023	2022

Net Cash Provided by Operating Activities	$1,237,075	$812,521

Less:
Net Cash Used in Investing Activities	1,112,347	518,704
Proceeds from Divestitures	—	254,439
	124,728	39,378
Plus:
Acquisitions	124,758	—
Upstream Acquisitions Included in Capital Expenditures(1)	25,057	—

Free Cash Flow	$274,543	$39,378

(1)$25.0 million related to the acquisition of assets from EXCO and UGI included in Capital Expenditures on the Consolidated Statement of Cash Flows.